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                                                                    EXHIBIT 3.11

                                     BYLAWS

                                       OF

                        WILLIAMS BROS. CONSTRUCTION, INC.

1)   SHAREHOLDERS' MEETINGS

     .01  ANNUAL MEETINGS

               The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Washington, as may be designated by the notice of the meeting, on the FIRST DAY of AUGUST of each and every year, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

     .02  SPECIAL MEETINGS

               Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the president, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Washington, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in Spokane County, Washington, as may be determined by the Board of Directors and placed in the notice of such meeting.

     .03  NOTICE OF MEETINGS

               Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record

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          entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

     .04  WAIVER OF NOTICE

               Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     .05  QUORUM AND ADJOURNED MEETINGS

               A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     .06  PROXIES

               At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     .07  VOTING OF SHARES

               Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders'

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          meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2)   DIRECTORS

     .01  GENERAL POWERS

               The business and affairs of the Corporation shall be managed by its Board of Directors.

     .02  NUMBER, TENURE, AND QUALIFICATIONS

               The initial number of Directors of the Corporation shall be three
          (3). However, if the corporation is to have less or more than three Directors, the number of Directors to be elected at any annual meeting of the shareholders shall be fixed by the shareholders. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Washington or shareholders of the Corporation.

     .03  ELECTION

               The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

     .04  VACANCIES

               In case of any vacancy in the Board of Directors, the remaining directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

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     .05  RESIGNATION

               Any Director may resign at any time by delivering written notice to the secretary of the Corporation.

     .06  MEETINGS

               At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Washington, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

          A.   ANNUAL MEETINGS OF DIRECTORS

                    Annual meetings of the Board of Directors shall be held
               immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

          B.   SPECIAL MEETINGS

                    Special meetings of the Directors shall be called at any
               time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least three (3) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

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          C.   REGULAR MEETINGS OF DIRECTORS

                    Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

     .07  QUORUM AND VOTING

               A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     .08  COMPENSATION

               By resolution of the Board of Directors, the Directors may be paid their expenses if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     .09  PRESUMPTION OF ASSENT

               A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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     .10  EXECUTIVE AND OTHER COMMITTEES

               The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

     .11  CHAIRMAN OF BOARD OF DIRECTORS

               The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and shareholders and shall have such other powers as the Board may prescribe.

3)   ACTIONS BY WRITTEN CONSENT

          Any corporate action required by the Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors and/or shareholders may be accomplished without a meeting if unanimous written consent of the respective Directors and/or shareholders, setting forth the action so taken, shall be signed before taking such action by all the Directors and/or shareholders, as the case may be.

4)   OFFICERS

     .01  OFFICERS DESIGNATED

               The Corporation shall designate a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), and may have a

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          secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that in the event that the Corporation shall have more than one stockholder, the offices of president and secretary shall be held by different individuals.

     .02  ELECTION QUALIFICATION, AND TERM OF OFFICE

               Each of the officers shall be elected by the Board of Directors. None of said officers, except the president, need be a Director but a vice president who is not a Director cannot succeed to or fill the office of president. The officers shall be elected by the Board of Directors at each annual meeting of the Board of Directors. Except as hereinafter provided, each of said officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

     .03  POWERS AND DUTIES

               The powers and duties of the respective corporate officers shall be as follows:

          A.   PRESIDENT

                    The president shall be the chief executive officer of the
               Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

          B.   VICE PRESIDENT

                    In the absence of the president or his/her inability to act, the senior vice president shall act in his/her place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

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          C.   SECRETARY

                    The secretary shall:

               (1) Keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

               (2) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

               (3) Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

               (4) At all times keep a current record at the registered office or principal place of business of the names and addresses of all shareholders and the number and class of the shares held by each;

               (5) Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

               (6) Have general charge of the stock transfer books of the Corporation; and

               (7) In general, to perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

          D.   TREASURER

                    Subject to the direction and control of the Board of
               Directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the Corporation and shall account for the same and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

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          E.   ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

                    The assistant secretaries, when authorized by the Board of
               Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

     .04  REMOVAL

               The Board of Directors shall have the right to remove any officer whenever in its judgment the best interest of the Corporation will be served thereby.

     .05  VACANCIES

               The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

     .06  SALARIES

               The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

5)   SHARE CERTIFICATES

     .01  FORM AND EXECUTION OF CERTIFICATES

               Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Washington. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

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     .02  TRANSFERS

               Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

     .03  LOSS OR DESTRUCTION OF CERTIFICATES

               In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction, i.e., a sworn affidavit attesting to such loss. A new certificate may be issued without requiring a bond of indemnity, when in the judgment of the Board of Directors it is proper to do so.

6)   BOOKS AND RECORDS

     .01  BOOKS OF ACCOUNTS, MINUTES, AND SHARE REGISTER

               The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number and class of shares held by each.

     .02  COPIES OF RESOLUTIONS

               Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

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7)   CORPORATE SEAL

          The following is an impression of the corporate seal of this
     Corporation:


8)   LOANS

          No loans shall be made by the Corporation to its officers or Directors, unless first approved by the holders of two-thirds of the voting shares or the Board of Directors determines that the loan benefits the corporation and thereby approves the loan. No loans shall be made by the Corporation secured by its shares.

9)   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Each Director or officer now or hereafter serving the Corporation, and each person who at the request of or on behalf of the Corporation is now serving or hereafter serves as Director or officer of any other corporation and the respective heirs, executors, and administrators of each of them shall be indemnified by the Corporation to the fullest extent provided by law against all costs, expenses, judgments, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he/she is or may be made a party by reason of his/her being or having been such Director or officer by reason of any action alleged to have been taken or omitted by him/her as such Director or officer, whether or not he/she is a Director or officer at the time of incurring such costs, expenses, judgments, and liabilities, provided that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. The foregoing right of indemnification

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     shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law. The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee, or agent against any liability arising out of his/her status as such, whether or not the Corporation would have power to indemnify him/her against such liability.

10)  AMENDMENT OF BYLAWS

     .01  BY THE SHAREHOLDERS

               These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

     .02  BY THE BOARD OF DIRECTORS

               These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board.

11)  FISCAL YEAR

          The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

12)  RULES OF ORDER

          The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

13)  REIMBURSEMENT OF DISALLOWED EXPENSES

          If any salary, payment, reimbursement, employee fringe benefit, expense allowance payments, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation.

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     In this manner, the Corporation shall be protected from having to bear the entire burden of any disallowed expense item.

                            C E R T I F I C A T I O N

     The undersigned secretary for WILLIAMS BROS. CONSTRUCTION, INC., a Washington corporation, hereby certifies that on the _________ day of June, 1992, the attached Bylaws consisting of 13 pages were presented and adopted by the Corporation at the First Meeting of the Board of Directors.

                                         /s/ Gerald R. Williams
                                         ---------------------------------------
                                         Secretary

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